===============================================================================

                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          THE LAMSON & SESSIONS CO.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:_______

     (2) Aggregate number of securities to which transaction applies:__________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):____________

     (4) Proposed maximum aggregate value of transaction:______________________

     (5) Total fee paid:_______________________________________________________

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:_______________________________________________

     (2) Form, Schedule or Registration Statement No.:_________________________

     (3) Filing Party:_________________________________________________________

     (4) Date Filed:___________________________________________________________

===============================================================================

                                    [LOGO]
                            25701 Science Park Drive
                             Cleveland, Ohio 44122
                                 (216) 464-3400

                                                                  March 15, 1995

To Our Shareholders:

     On behalf of the Board of Directors and management, I cordially invite you to attend the 1995 Annual Meeting of Shareholders to be held on Friday, April 28, 1995, at 9:00 a.m., Cleveland, Ohio time, at the Cleveland Marriott East, 3663 Park East Drive (Chagrin Boulevard west of I-271), Beachwood, Ohio 44122.

     The matters expected to be acted upon by shareholders at this meeting will be the election of three directors for a three year term ending in 1998 and one director to fill a vacancy for a term ending in 1997. In addition, there will be a report on current developments in the Company and an opportunity for questions of general interest to shareholders.

     It is extremely important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to mark, sign, date and return the enclosed proxy promptly in the envelope provided.

                                              Sincerely,

                                              /s/ John B. Schulze

                                              JOHN B. SCHULZE
                                              Chairman of the Board
                                              and Chief Executive Officer

                                    [LOGO]
                            25701 Science Park Drive
                             Cleveland, Ohio 44122
                                 (216) 464-3400

                 NOTICE OF 1995 ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 28, 1995

     Notice is hereby given that the Annual Meeting of Shareholders of The Lamson & Sessions Co. will be held at the Cleveland Marriott East, 3663 Park East Drive (Chagrin Boulevard west of I-271), Beachwood, Ohio 44122, on April 28, 1995, beginning at 9:00 a.m., Cleveland, Ohio time, for the purpose of considering and acting upon the following:

     (1) The election of three directors in Class I for three year terms expiring in 1998;

     (2) The election of one director to fill a vacancy in Class II for a term expiring in 1997; and

     (3) Any other business as may properly come before the Annual Meeting or any adjournment thereof.

     Holders of Common Shares of record at the close of business on February 27, 1995 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

By order of the Board of Directors.


                                              /s/ John B. Schulze

                                              JOHN B. SCHULZE
                                              Chairman of the Board
                                              and Chief Executive Officer

March 15, 1995

                               ------------------

     IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY, USING THE RETURN ENVELOPE ENCLOSED IN ORDER THAT YOUR VOTE MAY BE COUNTED AT THE ANNUAL MEETING.

                                    [LOGO]
                            25701 Science Park Drive
                             Cleveland, Ohio 44122
                                 (216) 464-3400

                       ---------------------------------
                                PROXY STATEMENT
                       ---------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 28, 1995

                 DATE OF THE PROXY STATEMENT -- MARCH 15, 1995

                              GENERAL INFORMATION

GENERAL

     This Proxy Statement is furnished to holders of Common Shares, without par value (the "Common Shares"), of The Lamson & Sessions Co. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors for the Annual Meeting of Shareholders to be held at the Cleveland Marriott East, 3663 Park East Drive, Beachwood, Ohio 44122, on April 28, 1995, at 9:00 a.m., Cleveland, Ohio time, and at any adjournment thereof (the "Meeting"). Only holders of record of Common Shares at the close of business on February 27, 1995 will be entitled to notice of, and to vote at the Meeting. To ensure adequate representation at the Meeting, all shareholders are requested to mark, sign, date and return promptly the enclosed proxy.

     The Common Shares represented by the accompanying proxy will be voted in accordance with the instructions thereon if the proxy is received by the Company prior to the Meeting or by the Company's Secretary at the Meeting, provided that it has been properly executed and has not been previously revoked. If no instructions are given with respect to a specified matter to be acted upon, the proxy will be voted in favor of such matter and in accordance with the best judgment of the persons named as proxies in the proxy with respect to any other matter which may properly come before the Meeting. Any person giving a proxy pursuant to this solicitation may revoke such proxy at any time before it is voted by giving notice to the Company in writing prior to or at the Meeting. The shares represented by properly executed proxies not revoked will be voted on all matters acted upon at the Meeting.

QUORUM REQUIREMENTS

     The Company's Amended Code of Regulations provides that the holders of Common Shares entitling them to exercise 75% of the voting power of the Company, present in person or by proxy, shall constitute a sufficient quorum to transact all business that is presently intended to be conducted at the Meeting. The holders of a majority of the Common Shares represented at the Meeting, whether or not a quorum is present, may adjourn the Meeting without notice other than by announcement at the Meeting of the date, time and location at which the Meeting will be reconvened.

VOTE REQUIRED

     With respect to the election of directors, the three nominees within Class I receiving the greatest number of votes at the Meeting will be elected as the directors in Class I. The nominee within Class II receiving the greatest number of votes at the Meeting will be elected a director to fill the vacancy in Class
II. See "Election of Directors" at page 4. Shares represented by proxies which are marked "abstain" on any proposal will be counted for the purpose of determining the number of shares represented by proxy at the Meeting but not in support of the proposal. Such proxies will thus have the same effect as if the shares represented thereby were voted against those proposals marked "abstain." Shares not voted on proxies returned by brokers will be treated as not represented at the Meeting and will have no effect on the election of directors.

CUMULATIVE VOTING

     If notice that cumulative voting is desired is given in writing by any shareholder to the President, a Vice President or the Secretary not less than forty-eight hours before the time fixed for holding the Meeting, and if an announcement of the giving of such notice is made upon the convening of the Meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he or she possesses at such election and to give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or to distribute such votes on the same basis among two or more nominees, as the shareholder sees fit. If voting for the election of directors is cumulative, the persons named in the enclosed proxy will vote the shares represented thereby and by other proxies held by them so as to elect as many of the three nominees for Class I named below as possible, and to elect the nominee for Class II named below.

SOLICITATION OF PROXIES

     All reasonable expenses of soliciting proxies, including the cost of preparing, assembling and mailing this Proxy Statement and the accompanying proxy, will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally, by telegram, telephone or personal interview by an officer or regular employee of the Company. The Company will pay the standard charges of brokerage firms and other nominees or fiduciaries for sending the proxy materials to their principals who are beneficial owners of Common Shares and entitled to vote at the Meeting. In addition, the Company has retained Georgeson & Company Inc. to aid in the solicitation of proxies at an anticipated fee of approximately $6,000, plus reasonable expenses.

                    OWNERSHIP OF THE COMPANY'S COMMON SHARES

     The Board of Directors of the Company has fixed the close of business on Monday, February 27, 1995, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. On the record date the Company had issued and outstanding 13,278,784 Common Shares, each of which is entitled to one vote at the Meeting.

     The following table sets forth as of February 1, 1995 (except as otherwise noted), information with respect to beneficial ownership of the Company's Common Shares by any shareholder known by the Company to beneficially own 5% or more of the Company's outstanding Common Shares.

                                          AMOUNT AND
                                           NATURE OF
         NAME AND ADDRESS                 BENEFICIAL         PERCENT OF
        OF BENEFICIAL OWNER                OWNERSHIP           CLASS
- -----------------------------------    -----------------     ----------
Gabelli Funds, Inc.,
GAMCO Investors, Inc.
Mario J. Gabelli
  655 Third Avenue
  New York, New York 10017                  1,939,350(1)        14.60%
Pioneering Management Corporation
  60 State Street
  Boston, MA 02114                          1,105,200(2)         8.32%
Dimensional Fund Advisors Inc.
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401              703,900(3)         5.30%
Merrill Lynch & Co., Inc.
Merrill Lynch Group, Inc.
Princeton Services, Inc.
Fund Asset Management, L.P.
Merrill Lynch Phoenix Fund, Inc.
  250 Vesey Street
  New York, New York 10281                    700,000(4)         5.27%
TCW Group, Inc.
  865 So. Figueroa Street
  Los Angeles, CA 90017                       684,200(5)         5.15%

- ---------------

(1) Mario J. Gabelli and various entities which he directly or indirectly controls and for which he acts as chief investment officer reported the ownership of such shares in a Schedule 13D dated January 26, 1993 which was filed with the Securities and Exchange Commission (the "SEC").

(2) Pioneering Management Corporation ("Pioneering"), a registered investment advisor, reported the beneficial ownership of such shares in a Schedule 13G dated January 17, 1995 which was filed with the SEC. Pioneering disclaims beneficial ownership of all such shares.

(3) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, reported the beneficial ownership of such shares in a Schedule 13G dated January 31, 1995 which was filed with the SEC. All of such shares are held in portfolios of DFA Investment Dimensions

                                        3

    Group Inc., a registered open-end investment company, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, as to all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(4) Merrill Lynch & Co., Inc., Merrill Lynch Group, Inc. and Princeton Services, Inc. (parent holding companies); Fund Asset Management, L.P. (investment advisor); and Merrill Lynch Phoenix Fund, Inc. (investment company) reported the beneficial ownership of such shares in a Schedule 13G dated February 10, 1995 which was filed with the SEC. Merrill Lynch Phoenix Fund, Inc., for which Fund Asset Management, L.P. acts as investment advisor, holds the reported securities. Each of the reporting persons disclaims beneficial ownership of all such shares.

(5) The TCW Group, Inc., formerly known as TCW Management Company, the parent holding company of Trust Company of the West (bank), TCW Asset Management Company (registered investment advisor), and TCW Funds Management, Inc. (registered investment advisor), reported the beneficial ownership of such shares in a Schedule 13G dated January 30, 1995 which was filed with the SEC. Each of the reporting persons disclaims beneficial ownership of all such shares.


                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, two currently consisting of three members and one currently consisting of four members. One class is elected annually. The terms of the following Class I directors expire at the Meeting: Francis H. Beam, Jr., Martin J. Cleary, John C. Dannemiller, and
D. Van Skilling. Mr. Russell B. Every will retire from the Board of Directors at the end of the Meeting. The Board of Directors has reduced the number of directors following the Meeting to nine. For election as directors at the Meeting, the Compensation and Organization Committee has recommended, and the Board of Directors has approved, the renomination of Messrs. Beam, Cleary, and Skilling to serve as directors in Class I for the three year term of office which will expire at the Annual Meeting of Shareholders in 1998, and the nomination of Mr. Dannemiller to serve as a director in Class II for the remainder of the term for Class II directors, which expires at the Annual Meeting of Shareholders in 1997. The election of Mr. Dannemiller to Class II will maintain the total number of directors in Class II at three as required by the Company's Amended Code of Regulations. Each director to be elected will serve until the term of office of the class to which he is elected expires and until the election and qualification of his successor.

     It is the intention of the persons named in the enclosed form of proxy to vote such proxy as specified and if no specification is made, to vote such proxy for the election of Messrs. Beam, Cleary, and Skilling as Class I directors and for Mr. Dannemiller as a Class II director.

     The Board of Directors has no reason to believe that the persons nominated will not be available to serve. In the event that a vacancy among such original nominees occurs prior to the Meeting, Common Shares represented by the proxies so appointed will be voted for a substitute nominee or nominees designated by the Board of Directors and for the remaining nominees.

     Listed below are the names of the three nominees for election to the Board of Directors in Class I, the nominee for election to the Board of Directors in Class II, those continuing directors in Classes III and II who have previously been elected to terms which will expire in 1996 and 1997, respectively, and the director currently serving in Class II who will retire after the Meeting. Also listed is the year in which each first became a director of the Company, the individual's principal occupation, information relating to beneficial ownership of Common Shares of the Company as of February 1, 1995, and certain other information, based in part on data submitted by the directors and in part on the Company's records. Except for Mr. Every, who beneficially owns 1.62%, and Mr. Schulze, who beneficially owns 2.79%, no director, nominee or officer beneficially owns as much as one percent of the Company's Common Shares. All directors and officers as a group beneficially own 7.43% of the Company's Common Shares.

                      NOMINEES FOR ELECTION AT THE MEETING

                                                                      YEAR
             NAME, AGE                                               FIRST     COMMON SHARES
       PRINCIPAL OCCUPATION                                         BECAME A   BENEFICIALLY
          AND BUSINESS(1)                 OTHER DIRECTORSHIPS       DIRECTOR       OWNED
- -----------------------------------   ----------------------------  --------   -------------
CLASS I: TERM EXPIRES IN 1995
Francis H. Beam, Jr. (59)             None                            1990          20,177
  President, Pepper Capital Corp.
  (Venture capital firm); Retired
  Vice Chairman and Regional
  Managing Partner, Ernst & Young
  (International accounting and
  management consulting firm)
Martin J. Cleary (59)                 Guardian Life Insurance         1989          30,000
  President and Chief Operating       Company of America
  Officer, The Richard E. Jacobs
  Group (Real estate developer)
D. Van Skilling (61)                  None                            1989          17,687
  Executive Vice President and
  General Manager, TRW Information
  Systems and Services, TRW Inc.
  (Manufacturer of high technology
  products for space, defense,
  automotive and information
  systems markets)
CLASS II: TERM EXPIRES IN 1997
John C. Dannemiller (56)              Bearings, Inc.                  1988          18,851
  Chairman and Chief Executive        Star Bank Cleveland
  Officer, Bearings, Inc.             Star Bank Holding Co.
  (Distributor of bearings, power
  transmission components and
  related products)

                              CONTINUING DIRECTORS

                                                                      YEAR
             NAME, AGE                                               FIRST     COMMON SHARES
       PRINCIPAL OCCUPATION                                         BECAME A   BENEFICIALLY
          AND BUSINESS(1)                 OTHER DIRECTORSHIPS       DIRECTOR       OWNED
- -----------------------------------   ----------------------------  --------   -------------
CONTINUING CLASS II: TERM EXPIRES IN 1997
Leigh Carter (69)                     Centerior Energy Corporation    1991           7,000
  Retired President and Chief         Adams Express Company
  Operating Officer, The BFGoodrich   NCC Funds
  Co. (Producer of chemicals,         Petroleum & Resources
  plastics and aerospace products);   Corporation
  Retired Chairman, Tremco,           The Sherwin Williams
  Incorporated (Subsidiary of         Company
  BFGoodrich and manufacturer of
  specialty chemical products)
George R. Hill (53)                   Mycogen Corporation             1990          18,092
  Senior Vice President, The
  Lubrizol
  Corporation (Full service
  supplier
  of performance chemicals to
  worldwide transportation and
  industrial markets)
CONTINUING CLASS III: TERM EXPIRES IN 1996
A. Malachi Mixon, III (54)            Cleveland Clinic Foundation     1990          51,635
  Chairman of the Board, President    Invacare Corporation
  and Chief Executive Officer,        Primus Venture Partners
  Invacare Corporation                The Sherwin Williams
  (Manufacturer and distributor of    Company
  home healthcare products)
Kevin O'Donnell (69)                  Ferro Corporation               1984           4,000
  Managing Director,                  RPM, Inc.
  O'Donnell & Associates              The National Machinery
  (Management Consulting);            Company
  Retired Chief Executive
  Officer, SIFCO Industries, Inc.
  (Manufacturer and marketer
  focusing on metalworking
  and related industrial
  technologies)
John B. Schulze (57)                  The Huntington National         1984         384,200(2)(3)
  Chairman of the Board, President    Bank
  and Chief Executive Officer of
  the
  Company

                               RETIRING DIRECTOR

                                                                      YEAR
             NAME, AGE                                               FIRST     COMMON SHARES
       PRINCIPAL OCCUPATION                                         BECAME A   BENEFICIALLY
          AND BUSINESS(1)                 OTHER DIRECTORSHIPS       DIRECTOR       OWNED
- -----------------------------------   ----------------------------  --------   -------------
RETIRING CLASS II:
Russel B. Every (70)                  Bearings, Inc.                  1979         222,426
  Business Consultant; Chairman
  of the Executive Committee and
  Retired Chairman of the Board
  and Chief Executive Officer
  of the Company
All present directors and executive                                              1,021,823(2)(3)
  officers as a group
  (15 persons)

- ---------------

(1) Each director and nominee either has held the position shown or has had other executive positions with the same employer or its subsidiary for more than five years, except Mr. Every who since his retirement as Chairman of the Board in December, 1989 has been a business consultant. In furtherance of his consulting business, Mr. Every was hired in 1991 as President and Chief Executive Officer of Sudbury, Inc., a diversified manufacturer of industrial products, for the purpose of restructuring that company. When Sudbury, Inc. filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in January, 1992, Mr. Every was elected Chairman and a director to continue the restructuring of that company and to find a new Chief Executive Officer. Mr. Every's assignment with Sudbury, Inc. was concluded in August, 1992, after a plan of reorganization was confirmed and a new Chief Executive Officer was selected.

(2) Includes the following number of Common Shares which are not owned of record but which could be acquired by the individual within 60 days after February 1, 1995 upon the exercise of outstanding options under the Company's stock option plans: Mr. Schulze -- 228,800, and all directors and executive officers as a group -- 420,300.

(3) Includes shares held in the name of the director's spouse, minor children, or relatives sharing his home, reporting of which is required by applicable rules of the SEC, but as to which shares the director may have disclaimed beneficial ownership. Unless otherwise indicated, the listed individuals possess sole voting power and sole investment power with respect to such shares. The figure for Mr. Schulze includes 22,900 shares owned by his wife, as to which he has disclaimed beneficial ownership. No other director or executive officer has disclaimed beneficial ownership of any shares.

STANDING COMMITTEES OF THE BOARD OF DIRECTORS

     Each of the Committees described below reports to the Board of Directors at the next meeting of the Board following a Committee meeting:

     THE EXECUTIVE COMMITTEE: Messrs. Every (Chairman), Dannemiller, Mixon, O'Donnell, Schulze and Skilling currently are the members of the Executive Committee. The Executive

Committee is empowered to exercise all powers of the Board of Directors in the management and control of the business of the Company during the intervals between meetings of the Board, other than the filling of vacancies on the Board of Directors or any of its Committees, fixing of dividends, or entering into any acquisition or divestiture. During 1994, the Executive Committee held no meetings.

     THE AUDIT COMMITTEE: Messrs. O'Donnell (Chairman), Carter, Cleary and Hill currently are the members of the Audit Committee, which held two meetings during 1994. The functions of the Audit Committee include recommending to the Board of Directors the appointment of the Company's independent auditors, reviewing the proposed audit programs (including both independent and internal audits) for each fiscal year, the results of these audits, and the adequacy of the Company's system of internal control. The Audit Committee also reviews the Form 10-K annual report to the SEC. The Audit Committee meets privately with the independent auditors and with the Company's internal auditors at each of its meetings.

     THE COMPENSATION AND ORGANIZATION COMMITTEE: Messrs. Skilling (Chairman), Beam, Dannemiller and Mixon currently are the members of the Compensation and Organization Committee, which held two meetings during 1994. The Compensation and Organization Committee considers all material matters relating to the compensation policies and practices of the Company, and administers the Company's long-term incentive plans. The Committee also reviews and recommends candidates for election to the Board of Directors and any Committee of the Board. This Committee will consider any nominee recommended by a shareholder of the Company. A resume of the candidate's business experience and background should be directed in writing to the attention of the Secretary of the Company.

     The Board of Directors held six meetings in 1994. Each director attended more than 75% of the aggregate of the meetings of the Board and the Committees on which he served.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company are each paid an annual retainer of $12,500 in respect of service on the Board of Directors and any Committee of the Board and a separate fee for attendance at a meeting of the Board or attendance at a Committee meeting. Effective with the October 27, 1994 meeting of the Board of Directors, directors received $1,200, a $400 increase over the prior fee, for attendance at a meeting of the Board or of any Committee. A director who is an employee of the Company does not receive any fees or other remuneration for his services as a director or a member of any Committee of the Board. The Company has established a Deferred Compensation Plan for Nonemployee Directors, under which directors may elect to defer annual retainer and meeting fees. Pursuant to this Plan, deferred fees may be invested by the trustee, at a director's option, in either a money market fund or Common Shares of the Company. If a director elects to have such deferred compensation invested in Common Shares of the Company, such director will receive an additional sum, also invested in Common Shares, equal to 25% of the deferred amount.

     Nonemployee directors of the Company are provided with certain retirement and death benefits under the Company's Outside Directors' Benefit Program (the "Program"). All nonemployee directors who have completed an aggregate of one year of continuous service ("Vesting Service") are eligible to participate. The Program generally provides for normal retirement benefits payable upon the later of attainment of age seventy or completion of five years of Vesting Service. The Program also contains provisions for early retirement benefits and vested deferred retirement benefits, disability retirement benefits and survivors' benefits upon the death of a participant.

     Participants in the Program or their beneficiaries are eligible to receive benefits in an amount equal to the annual retainer being paid to the participant for service as a nonemployee director at the time he ceases to be a nonemployee director, with such adjustments as are necessary based on the date of retirement or death. Retirement or death benefits under the Program are payable for a ten year period on a quarterly basis, commencing upon the date of retirement or death. Either the participant, his beneficiary or the Company can elect that such retirement or death benefits be paid in an actuarially equivalent lump sum payment.

     NONEMPLOYEE DIRECTORS STOCK OPTION PLAN. In 1994, the Company's shareholders approved the Nonemployee Directors Stock Option Plan (the "Directors Plan"), authorizing the grant of options to nonemployee directors for the purchase of an aggregate of 60,000 Common Shares. The Directors Plan provides that each year on the Monday following the Annual Meeting of Shareholders, commencing in 1994, each individual elected, reelected or continuing as a nonemployee director will automatically receive a nonqualified option to purchase 1,000 Common Shares. The Board of Directors has reserved 60,000 Common Shares for issuance under the Directors Plan. The exercise price for such options will be the average of the high and low prices at which the Common Shares traded on the New York Stock Exchange ("NYSE") on the date of grant. If on the Monday following the Annual Meeting of Shareholders, the Common Shares do not trade on the NYSE, then the date of grant will be the next day on which trades occur. Options become exercisable one year after the date of grant and expire ten years after the date of grant.

     Upon normal retirement as of the Annual Meeting of Shareholders after a director's 70th birthday, options granted to a nonemployee director will continue to become exercisable and must be exercised within 36 months of retirement. Upon the death of a nonemployee director, his or her legal representative or heirs will have twelve months within which to exercise those options which were exercisable at the time of death.

     In the event that an individual ceases to serve as a nonemployee director for any reason other than retirement or death, only those options exercisable on the date of termination will be exercisable. Such options may be exercised within ninety days after termination.

     In the event of a "change in control" or upon a "potential change in control" (each as defined in the Directors Plan) of the Company, all stock options fully vest and become exercisable.

     The Directors Plan will terminate, for purposes of granting further options, on April 22, 2000 unless terminated earlier by the Board of Directors or extended by the Board with the approval of the shareholders. The Directors Plan is administered by the Board of Directors.

     On April 25, 1994, each director other than Mr. Schulze was granted a nonqualified option to purchase 1,000 Common Shares pursuant to the Directors Plan at an exercise price of $6.563 per share, which are scheduled to become exercisable on April 25, 1995.

                             EXECUTIVE COMPENSATION

     The summary compensation table below sets forth all compensation paid, earned or accrued for services in all capacities to the Company and its subsidiaries during the fiscal year ended December 31, 1994 to the Chief Executive Officer and the five most highly compensated executive officers of the Company whose compensation exceeded $100,000:

                                           SUMMARY COMPENSATION TABLE

                                                                                           LONG TERM
                                                                                          COMPENSATION
                                                   ANNUAL                                 ------------
                                                COMPENSATION                               SECURITIES
                                            ---------------------      OTHER ANNUAL        UNDERLYING       OTHER
  NAME AND PRINCIPAL POSITION      YEAR      SALARY       BONUS       COMPENSATION(1)       OPTIONS        (2)(3)
- -------------------------------    -----    --------     --------     ---------------     ------------     -------
John B. Schulze                     1994    $360,000     $192,000         $    --             60,000       $44,212
  Chairman of the Board,            1993     360,000       54,000              --             60,000        44,321
  President and Chief               1992     345,000       65,000              --             34,300        44,286
  Executive Officer
James J. Abel                       1994     208,000       90,000              --             30,000        10,190
  Executive Vice President,         1993     179,581       26,250          37,976             30,000        10,219
  Secretary, Treasurer              1992     158,750       30,000              --              8,100        10,110
  and Chief Financial Officer
Charles E. Allen                    1994     150,000       60,000              --             20,000        14,716
  Senior Vice President             1993     148,834       21,500              --             20,000        14,771
                                    1992     141,920       25,000              --              8,100        14,644
Mark R. Buck                        1994     125,000       42,000              --             12,000         3,487
  Vice President -                  1993     114,000       25,000              --              8,000         2,747
  Carlon Electrical Products        1992     106,500       20,000              --              2,700         2,627
    (4)
A. Corydon Meyer                    1994     110,500       29,000              --              8,000         2,317
  Vice President -                  1993     100,500       12,000              --              7,000         2,169
  Lamson Home Products (4)          1992      92,500       14,000              --              1,800         1,482

- ---------------

(1) The amount indicated for Mr. Abel with respect to 1993 represents the incremental cost to the Company of providing a club initiation fee of $32,700 and club dues of $1,082 as well as automobile lease payments, life insurance premiums and fees for personal income tax service. While other executive officers enjoy similar perquisites, such perquisites did not exceed 10% of the salary and bonus of any officer (Mr. Abel included) in 1994.

(2) Includes split dollar life insurance premium payments paid for Mr. Schulze, Mr. Abel and Mr. Allen in 1994 of $39,712, $5,690 and $10,216, respectively; in 1993 of $39,824, $5,722 and $10,274, respectively; and in 1992 of
    $33,922, $5,746 and $10,328, respectively.

(3) Includes matching contributions equal to 50% of the first 6% of an employee's compensation contributed to the Company's 401(k) Deferred Savings Plan, which is available to all salaried employees. The matching contributions made by the Company under the Plan to the accounts of: Mr. Schulze, Mr. Abel, Mr. Allen, Mr. Buck and Mr. Meyer in 1994 totaled $4,500, $4,500, $4,500, $3,487 and $2,317, respectively; in 1993 totaled $4,497,
    $4,497, $4,497, $2,747 and $2,196, respectively; and in 1992 totaled $4,364,
    $4,364, $4,316, $2,627 and $1,482, respectively.

(4) Carlon Electrical Products and Lamson Home Products are both business units of the Company.

STOCK OPTIONS

     The Company has in effect the 1988 Incentive Equity Performance Plan ("1988 Plan"), pursuant to which grants and awards of various forms of equity ownership are outstanding or available for future grants to officers and key employees of the Company. In addition, options remain outstanding under the Company's 1978 Stock Option Plan ("1978 Plan"), which plan expired by its terms in 1988. Under the 1988 Plan, the Company may grant awards consisting of options to purchase Common Shares, stock appreciation rights held in tandem with stock options, restricted stock awards and/or deferred stock awards. All awards under the 1988 Plan are made by the Compensation and Organization Committee.

     The following table shows grants of stock options made to the executive officers named in the Summary Compensation Table during 1994 pursuant to the 1988 Plan and the value of the options at the date of grant thereof.

                                                                                         GRANT
                             OPTION GRANTS DURING LAST FISCAL YEAR                        DATE
                                 INDIVIDUAL GRANTS                                       VALUE
- -----------------------------------------------------------------------------------     --------
                            NUMBER OF
                            SECURITIES      % OF TOTAL
                            UNDERLYING       OPTIONS                                     GRANT
                             OPTIONS        GRANTED TO      EXERCISE                      DATE
                             GRANTED       EMPLOYEES IN      PRICE       EXPIRATION     PRESENT
          NAME                (#)(1)       FISCAL YEAR       ($/SH)         DATE        VALUE(2)
- ------------------------    ----------     ------------     --------     ----------     --------
John B. Schulze.........        60,000         31.3%         $ 6.75        02/24/04     $294,600
James J. Abel...........        30,000         15.6%           6.75        02/24/04      147,300
Charles E. Allen........        20,000         10.4%           6.75        02/24/04       98,200
Mark R. Buck............        12,000          6.2%           6.75        02/24/04       58,920
A. Corydon Meyer........         8,000          4.1%           6.75        02/24/04       39,280

- ---------------

(1) Options are exercisable after February 23, 1995 and then only as follows:
    1/3 when the Company's Common Shares price reaches $8.125; 1/3 when the Company's Common Shares price reaches $9.50; and 1/3 when the Company's Common Shares price reaches $10.875. In the event of a "change in control" or "potential change in control" (each as defined in the 1988 Plan) of the Company, all stock options and stock appreciation rights fully vest and become exercisable, all restrictions and deferral limitations are lifted on restricted and deferred stock, and any and all awards of stock may be cashed out on the basis of the highest price paid or offered for Common Shares during the preceding 60 day period.

(2) The present value determinations in this column were made pursuant to rules promulgated by the SEC using a Black-Scholes option pricing model and therefore are not intended to forecast possible future appreciation, if any, of the Company's Common Shares. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance that the value realized by an executive officer will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to variables such as interest rates, stock price volatility, time of exercise and dividend yield. The Company determined the estimated values using volatility assumptions based on 21 quarters

                                       11

    of stock prices; interest rate assumptions based on the Ten-year Treasury Strip Yield, as reported in the Wall Street Journal; a dividend yield assumption of zero; and an assumed time of exercise upon the maturity of the option.


     The following table shows information with respect to the exercise of options during 1994 and to the unexercised options to purchase the Company's Common Shares under the 1978 and 1988 Plans held at December 31, 1994, the Company's fiscal year end, by the executive officers named in the Summary Compensation Table.


                                       AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                                                FISCAL YEAR-END OPTION/SAR VALUES

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                                                   OPTIONS/SARS                      IN-THE-MONEY
                                                           HELD AT DECEMBER 31, 1994(#)          OPTIONS/SARS HELD AT
                                                                                                 DECEMBER 31, 1994(1)
                         SHARES ACQUIRED       VALUE       -----------------------------     -----------------------------
        NAME               ON EXERCISE        REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- ---------------------    ----------------     --------     -----------     -------------     -----------     -------------
John B. Schulze......             --           $   --          228,800         80,000         $ 190,447         $ 8,740
James J. Abel........             --               --           49,600         40,000            52,192           4,370
Charles E. Allen.....             --               --           69,933         26,667            52,858           2,913
Mark R. Buck.........             --               --           27,333         14,667            19,774           1,165
A. Corydon Meyer.....          1,000            1,250           10,967         10,333             9,589           1,020

- ---------------

(1) Based on the closing price on the NYSE -- Composite Transactions of the Company's Common Shares on December 30, 1994 (the last trading day in fiscal year 1994) of $6.00.

LONG-TERM INCENTIVE PLAN AWARDS

     The following table shows each performance unit ("Unit") awarded to the executive officers named in the Summary Compensation Table during 1994 under the Company's Long-Term Incentive Plan ("Long-Term Plan"). The Long-Term Plan provides for long-term incentives to be granted to key employees who have a critical impact on the long-term performance of the Company. Performance objectives are tied to strategic financial goals. Generally, performance objective attainment of 75% to 125% and above will earn payments of between 50% and 150% of the target value of the Units over a three year period. The performance objective for the 1994 awards will be the attainment by the Company of certain earnings per share target levels over the three year performance period 1994-1996.

                       LONG-TERM INCENTIVE PLAN -- AWARDS LAST FISCAL YEAR
                                                                      ESTIMATED FUTURE PAYOUTS
                        NUMBER OF                                   UNDER NON-STOCK PRICE-BASED
                      SHARES, UNITS     PERFORMANCE OR OTHER                   PLANS
                        OR OTHER       PERIOD UNTIL MATURATION    --------------------------------
        NAME            RIGHTS(#)             OR PAYOUT           THRESHOLD    TARGET     MAXIMUM
- --------------------  -------------    -----------------------    ---------    -------    --------
John B. Schulze.....        700           01/01/94-12/31/96        $35,000     $70,000    $105,000
James J. Abel.......        450           01/01/94-12/31/96         22,500      45,000      67,500
Charles E. Allen....        250           01/01/94-12/31/96         12,500      25,000      37,500
Mark R. Buck........        150           01/01/94-12/31/96          7,500      15,000      22,500
A. Corydon Meyer....        150           01/01/94-12/31/96          7,500      15,000      22,500

PENSION BENEFITS

     The following table shows the estimated pension benefits for the executive officers named in the Summary Compensation Table above in straight life annuity amounts payable pursuant to The Lamson & Sessions Co. Salaried Employees' Retirement Plan ("Lamson & Sessions Plan") upon retirement at age sixty-five during the year 1995 based upon the formula described below (prior to the adjustment for Social Security benefits):

                                  ANNUAL NORMAL RETIREMENT BENEFITS
                             FOR YEARS OF CREDITED SERVICE INDICATED(1)
       AVERAGE ANNUAL      -----------------------------------------------
       COMPENSATION(2)     15 YEARS     20 YEARS     25 YEARS     30 YEARS
       ---------------     --------     --------     --------     --------
          $ 100,000        $ 25,000     $ 33,333     $ 41,667     $ 50,000
            150,000          37,500       50,000       62,500       75,000
            200,000          50,000       66,667       83,333      100,000
            250,000          62,500       83,333      104,167      125,000
            300,000          75,000      100,000      125,000      150,000
            350,000          87,500      116,667      145,833      175,000
            400,000         100,000      133,333      166,667      200,000
            450,000         112,500      150,000      187,500      225,000

- ---------------

(1) Certain of the benefits shown in the table may in part be paid as an operating expense outside the tax-qualified Lamson & Sessions Plan due to the maximum annual benefit limitation of $120,000 imposed by the Employee Retirement Income Security Act of 1974, as amended. The payment of such benefits outside the Lamson & Sessions Plan will not, however, increase the amount of total benefits currently provided under the Lamson & Sessions Plan. See "Supplemental Executive Retirement Plans."

(2) Includes salary, overtime and bonuses, but excludes commissions.

     The officers of the Company participate in the pension plans of the Company or a division thereof for which they meet the eligibility requirements. The pension plans generally provide for normal retirement benefits payable after attainment of age sixty-five and contain provisions for early retirement benefits, vested deferred retirement benefits and survivor's benefits upon the death of a participant.

     The Lamson & Sessions Plan covers the salaried employees of the Company. Normal retirement benefits under the Lamson & Sessions Plan, payable on a life annuity basis, are equal to the greater of (a) 50% of a participant's average annual compensation based on the highest five consecutive years during the last ten years prior to retirement less 50% of the participant's primary Social Security benefit or (b) $3,600 times a fraction, the denominator of which is thirty and the numerator of which is the participant's number of years of service up to thirty.

     Messrs. Schulze, Abel, Allen, Buck and Meyer are participants in the Lamson & Sessions Plan with 7, 4, 26, 8 and 5 years of credited service, respectively, thereunder. The Lamson & Sessions Plan provides credit for service with an acquired company which maintained a pension plan and, accordingly, fourteen of Mr. Allen's years of credited service are so covered. Any benefits received by Mr. Allen under such other plan will be offset against any benefits he will receive under the Lamson & Sessions Plan.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

     Since 1975, the Company has had various forms of supplemental retirement benefit agreements with certain officers and executives of the Company who would not have been able to achieve approximately thirty years of service on their normal retirement date.

     In March 1990, the Company entered into amended and restated supplemental executive retirement plans with Messrs. Schulze and Allen and with Mr. Abel as of January 1, 1991 (the "SERPS"). The SERPS provide that the employee will receive, upon normal retirement, a supplemental retirement benefit equal to the difference between (i) the amount which would have been payable to him under the Lamson & Sessions Plan, without regard to any federal statutory limitation on the annual amount of benefits payable under the Lamson & Sessions Plan and the amount of compensation taken into account in calculating benefits under the Lamson & Sessions Plan, as if he had completed thirty years of service with the Company and (ii) the amount actually payable to him thereunder or under any other applicable plan for which the employee meets the eligibility requirements. The SERPS also provide for, among other things, disability benefits and benefits in the event the employee's employment with the Company is terminated other than for cause prior to retirement and in the event of the employee's death prior to retirement under certain circumstances. Under the SERPS, employees will also be reimbursed for the amount of taxes payable on benefits received under the SERPS in the event federal tax provisions relating to compensation paid in connection with a change in control of the Company become applicable. The SERPS provide for forfeiture of benefits in the event an employee is terminated for cause and in certain other circumstances.

     The Company annually expenses the actuarial present value of the anticipated costs of all such supplemental retirement benefits. Such costs are calculated on the basis of the total group of participants, not on an individual basis, and are prorated for active participants on the basis of the employment period until retirement, and for retired participants on the basis of a future lifetime calculation. The periodic expense for 1994 for the participants as a group (including the five executive officers named in the Summary Compensation Table) was $476,500. Directors who are not or were not employees of the Company or a subsidiary thereof are not eligible for such supplemental agreements.

AGREEMENTS WITH CERTAIN OFFICERS

     The Company has entered into agreements with Messrs. Schulze, Abel, Allen, Buck and Meyer (the "Employment Agreements"), which specify certain financial arrangements that the Company will provide upon the termination of such individuals' employment with the Company under certain circumstances. The form of Employment Agreement was approved by the Board of Directors in July, 1988, and such agreements are intended to ensure continuity and stability of senior management of the Company.

     Each of the Employment Agreements provides that in the event of certain defined "changes in control" of the Company, such individuals would continue their employment with the Company in their respective then current positions for terms ranging from two to three years following such "change in control." Following a "change in control" each officer who is a party to an Employment Agreement would be entitled during the ensuing period of employment to receive base compensation and to continue to participate in incentive and employee benefit plans consistent with past practices. Upon the occurrence of a "change in control" followed by (i) a significant adverse change in the nature or scope of the officer's duties or compensation, (ii) a determination by such officer that he is unable effectively to carry out his duties and responsibilities, (iii) relocation of the officer's principal work location to a place more than fifty miles from his principal work location immediately prior to the "change in control," (iv) the liquidation, merger or sale of the Company (unless the new entity assumes such agreement) or
(v) a material breach of such agreement, such officer would be entitled to resign and would be entitled to receive a lump sum payment equal to the present value of his base compensation and incentive compensation (based on historical experience) which would be payable during the balance of the remaining period of employment. The officer would also be entitled to continue to participate in employee benefit plans consistent with past practices for the remaining period of employment provided in his agreement. The amount of benefits which an officer may receive pursuant to the Employment Agreements is capped to avoid any payments constituting an "excess parachute payment" as defined in the Internal Revenue Code.

     None of these agreements creates employment obligations for the Company unless a "change in control" has occurred, prior to which time the Company and such officer each reserves the right to terminate the employment relationship. Both before and after the occurrence of a "change in control" the Company may terminate the employment of any of such officers for "cause."

     The Company has established trust agreements pursuant to which amounts payable under the SERPS described on page 14, the Employment Agreements and certain expenses incurred by the officers who are parties thereto in enforcing their rights thereunder, must be deposited by the Company in trust and expended by the trustee for such purposes. Such trusts are revocable, but upon the occurrence of certain "change in control" events affecting the Company, they will become irrevocable. Such trusts are nominally funded, but the Company is obligated to fund them fully upon the occurrence of the "change in control" events.

INDEMNIFICATION AGREEMENTS

     The Company has entered into indemnification agreements with each current member of the Board of Directors as well as all of the Company's executive officers. Such agreements essentially provide that to the extent permitted by Ohio law, the Company will indemnify the indemnitee against all expenses, costs, liabilities and losses (including attorneys' fees, judgments, fines or settlements) incurred or suffered by the indemnitee in connection with any suit in which the indemnitee is a party or otherwise involved as a result of his service as a member of the Board of Directors or as an officer if the indemnitee's conduct which gave rise to such liability meets certain prescribed standards.

                         COMPENSATION COMMITTEE REPORT

OVERVIEW AND PHILOSOPHY

     The Compensation and Organization Committee of the Board of Directors (the "Committee") is composed entirely of nonemployee directors and has been delegated the responsibility of approving the cash and non-cash compensation of all executive officers of the Company and making recommendations to the Board of Directors with respect to the establishment of the

Company's executive compensation plans. No member of the Committee has interlocking relationships with third parties which might be considered conflicts of interest.

     In administering the various executive compensation plans, the aim of the Committee is to attract and retain key executives critical to the long-term success of the Company, to create incentives for executives to achieve long-term strategic management objectives which enhance shareholder value, to provide a balance between annual and long-term forms of compensation and, above all, to ensure that total compensation is performance oriented and related to Company goals and objectives, using measurable criteria to the extent possible.

     The Committee has considered the impact of Section 162(m) of the Internal Revenue Code, which disallows a deduction to publicly held companies for compensation paid to any executive officer whose compensation exceeds $1 million and has concluded that this Section will not affect compensation paid to any executive officer in 1995.

EXECUTIVE OFFICER BASE COMPENSATION

     Each executive officer's base salary is reviewed by the Committee at the time of the officer's annual performance review. The base salary is recommended to the Committee by the Chairman of the Board and Chief Executive Officer (the "Chairman") and falls within a salary range for each officer's job function which has been established by an independent executive compensation consultant, based, in part, on information collected by the consultant concerning compensation for executives with similar responsibilities at companies with comparable size and geographic location. Typically salaries fall throughout the range and are not based on an arbitrary percentage of the highest salary within the range. In each case, the Committee reviews the recommendation of the Chairman and approves the salary only after making an independent assessment of the individual executive's performance. In determining the Chairman's compensation, the Committee considered the Company's performance, and recognized
(i) that on an operating basis, the Company had its first profit since 1990,
(ii) the progress made in improving the Company's capital structure, and (iii) the substantial improvement in the strategic positioning of the Company.

SHORT-TERM INCENTIVE COMPENSATION

     Under the Company's Short-Term Incentive Plan, target bonuses are established annually by the Committee for each executive officer of the Company except for the Chairman, whose award is discretionary with the Committee. One-half of each target bonus is payable based on Company performance objectives expressed in terms of earnings per share, and one-half is payable on the basis of the achievement of the individual of performance related goals and objectives tailored to each executive officer. No payments based on Company performance have been made since 1988. Payments will be made for the year 1995 only if at least 60% of the earnings per share target established by the Committee is achieved. The Committee independently assesses detailed performance reports for each executive officer before approving the payment of any individual performance award. All individual performance awards paid in 1995 for the year 1994 were increased by the Committee above amounts paid in 1994 for performance in 1993.

STOCK OPTIONS AND LONG-TERM INCENTIVE COMPENSATION

     The Committee also is charged with the responsibility of administering the Company's 1988 Incentive Equity Performance Plan under which stock options are granted to executive officers and other employees of the Company. The Committee believes that stock options align the interests of the executive officers with those of the shareholders, providing a way in which the executive officers can build a meaningful stake in the Company.

     The Committee fixes the terms and the size of the grants of stock options awarded to the executive officers without regard to the amount of options or the expiration dates of options already held by executive officers. The size of each grant is based on the duties, responsibilities, performance and experience of the executive officer and his anticipated contribution to the Company. To tie stock options more directly to performance of the Company's stock, the Committee in 1993 changed the vesting schedule for stock options from 50% vesting one year after the date of grant and 100% vesting after two years to a vesting schedule under which three minimum stock price appreciation levels (20%, 40% and 60% above the option price on the date of grant) must be reached as a condition to full exercise of the option.

     Since stock options under the 1988 Incentive Equity Performance Plan and grants under the Long-Term Plan are both forms of long-term executive compensation, grants under both plans are generally considered at the same time. Awards under the Long-Term Plan are made in the form of performance units payable upon the achievement of three year corporate goals, currently expressed in terms of earnings per share. The Committee determines the goals under which these awards are made from year to year. The Committee did not approve any increase in the number of performance units awarded to executive officers for 1994.

COMPENSATION AND ORGANIZATION COMMITTEE

D. Van Skilling, Chairman       John C. Dannemiller
Francis H. Beam, Jr.            A. Malachi Mixon, III

COMPANY STOCK PERFORMANCE

     The following performance graph compares the five year cumulative return from investing $100 on December 31, 1989 in each of the Company's Common Shares, the Standard & Poor's Electrical Equipment Index and the Standard & Poor's 500 Index, with dividends assumed to be reinvested when received.
                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN

                                                  Standard &
                                                 Poor's Elec-      Standard &
                                   Lamson &      trical Equip-     Poor's 500
                                   Sessions       ment Index         Index
      Measurement Period           -------------------------------------------
    (Fiscal Year Covered)                           Dollars
- -------------------------          --------      -------------   -------------
1989                                 100             100             100
1990                                  41              92              97
1991                                  43             122             126
1992                                  59             133             136
1993                                  50             161             150
1994                                  63             163             152

     There can be no assurances that the Company's stock performance will continue into the future with the same or similar trends depicted in the performance graph above. The Company does not make or endorse any predictions as to future stock performance.

                        SECURITY OWNERSHIP OF MANAGEMENT

     Each of the named executive officers beneficially owned the number of Common Shares indicated opposite his name as of February 1, 1995. Except for Mr. Schulze who beneficially owns 2.79%, none of the named executive officers beneficially owns as much as one percent of the Company's Common Shares.

                                                        AMOUNT AND NATURE
                                                          OF BENEFICIAL
                     NAME                                OWNERSHIP(1)(2)
                     ----                               -----------------
               John B. Schulze..........................      384,200
               James J. Abel............................       52,600
               Charles E. Allen.........................       97,500
               Mark R. Buck.............................       30,183
               A. Corydon Meyer.........................       12,074

- ---------------

(1) Includes the following number of Common Shares which are not owned of record but which could be acquired by the individual within 60 days after February 1, 1995 upon the exercise of outstanding options under the Company's stock option plans: Mr. Schulze -- 228,800; Mr. Abel -- 49,600; Mr. Allen -- 69,933; Mr. Buck -- 27,333; and Mr. Meyer -- 10,967.

(2) Includes shares held in the name of the officer's spouse, minor children, or relatives sharing his home, reporting of which is required by applicable rules of the SEC, but as to which shares the officer may have disclaimed beneficial ownership. Unless otherwise indicated, the listed individuals possess sole voting power and sole investment power with respect to such shares. The following executive officers disclaim beneficial ownership as indicated: Mr. Schulze -- 22,900 shares owned by his wife.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York and Pacific Stock Exchanges and to provide the Company with copies of such reports.

     Based solely on review of the copies of such reports furnished to the Company, or written representation that no forms were required to be filed, the Company believes that during the year ended December 31, 1994, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, except as follows: on January 24, 1995, Mr. Carter filed a late Form 4 indicating a purchase of Common Shares, and on December 15, 1994, Mr. Abel filed a late Form 4 indicating a purchase of Common Shares.

                              INDEPENDENT AUDITORS

     For many years the firm of Ernst & Young LLP ("Ernst & Young"), Cleveland, Ohio, has served as independent auditors to the Company. In March 1994, Ernst & Young was reappointed by the Board of Directors of the Company, on the recommendation of the Audit Committee, as the Company's independent auditors for the fiscal year ended December 31, 1994. Representatives of Ernst & Young are expected to be present at the Meeting and will have the opportunity to make a statement if they so desire. They are expected to be available to respond to proper questions regarding the independent auditors' responsibilities.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented at the Annual Meeting of Shareholders to be held in April 1996, must be received by the Company's Secretary at its principal office in Cleveland, Ohio, not later than November 11, 1995 for inclusion in the Company's Proxy Statement and form of proxy relating to the 1996 Annual Meeting of Shareholders. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of Common Shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for consideration and comply with the proxy rules of the SEC.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any matter to come before the Meeting other than as herein presented. However, if any other matter is properly brought before the Meeting the persons appointed as proxies in the accompanying proxy will have discretion to vote or act thereon according to their best judgment.

     The Company's 1994 Annual Report, including financial statements, has been mailed contemporaneously with this Proxy Statement.

By Order of the Board of Directors.


                                              /s/ James J. Abel

                                              JAMES J. ABEL
                                              Secretary

                                         THIS PROXY IS SOLICITED ON BEHALF
                                             OF THE BOARD OF DIRECTORS
                    [logo]
                                         The undersigned hereby appoints C. E.
           25701 Science Park Drive      Allen, J. J. Abel and W. H.
            Cleveland, Ohio 44122        Breitenbach, and each of them, as
                                         proxies, each with the power to
                                         appoint his substitute, and hereby
           P                             authorizes them to represent and to
                                         vote, as designated below, all the
           R                             Common Shares of The Lamson & Sessions
                                         Co. held of record by the undersigned
           O                             on February 27, 1995, at the annual
                                         meeting of shareholders to be held
           X                             on April 28, 1995 or any adjournment
                                         thereof.
           Y


1. ELECTION OF CLASS I DIRECTORS:
     FOR ALL NOMINEES LISTED BELOW* / /    WITHHOLD AUTHORITY  / /
                                           to vote for all nominees listed below

              Francis H. Beam, Jr., Martin J. Cleary, D. Van Skilling

  *To withhold authority to vote for any individual nominee listed above, write that nominee's name on the space provided below.

   -------------------------------------------------------------------------

2. ELECTION OF JOHN C. DANNEMILLER AS CLASS II DIRECTOR.
   FOR NOMINEE  / /      WITHHOLD AUTHORITY  / /

3. In their discretion, the persons named as proxies above are authorized to vote upon any other matter as may properly come before the annual meeting or any adjournment thereof.

                                 (Continued and TO BE SIGNED on the other side)
- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------
PROXY NO.           (proxy -- continued from other side)           NO. OF SHARES

           THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR THE ELECTION OF DIRECTORS.

           PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. When shares are held by joint tenants, both
                                                      should sign. When signing
                                                      as attorney, executor,
                                                      administrator, trustee or
                                                      guardian, please give full
                                                      title or capacity. If a
                                                      corporation, please sign
                                                      in corporate name by
                                                      authorized officer and
                                                      give title. If a
                                                      partnership, please sign
                                                      in partnership name by
                                                      authorized person.

                                                      DATED ______________, 1995

                                                      __________________________
                                                              Signature

                                                      __________________________
                                                      Second signature if held
                                                               jointly
                                                      -------------------------
                                                     | PLEASE MARK, SIGN, DATE |
                                                     | AND RETURN THIS PROXY   |
                                                     | PROMPTLY USING THE      |
                                                     | ENCLOSED ENVELOPE       |
                                                      -------------------------